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                                                                   Exhibit 10.42

                       [NewSub Services, Inc. letterhead]
                                Promissory Note


April 20, 1999                    $1,000,000                       Stamford, CT

FOR VALUE RECEIVED the undersigned NewSub Services, Inc. hereby promises to pay to the order of Michael Loeb, or his successors or assigns, the principal amount of $1,000,000 as hereafter provided. The loan is payable on demand. The interest rate is 10% per annum.

1.    Payment

Payment will be made in full, including interest upon demand. Any default in the payments due hereunder, which continues for more than 30 days, shall constitute an Event of Default, as defined herein below.

2.    Events of Default

If any of the following events shall occur, hereinafter individually referred to as an event of default, the entire unpaid principal and accrued interest thereon shall immediately become due and payable:

(a) Default in the making of any payment due under this Note when it become due and payable and continuance of such default for a period of 30 days: or

(b)   Bankruptcy proceeding on behalf of NewSub Services, Inc.

3.    Acceleration on Default

NewSub Services, Inc. and any endorser or guarantor of the obligation agree that upon the occurrence of an Event of Default, this note shall become due and payable without notice, presentment, or demand of payment.

4.    Non Waiver

No delay or failure on the part of Michael Loeb to exercise any power or right hereunder shall operate as a waiver and such rights and powers shall be deemed continuous, nor shall a partial exercise preclude full exercise; and no right or remedy of Michael Loeb shall be deemed abridged or modified by any course of conduct and no waiver thereof shall be predicated thereon, nor shall failure to exercise any such power or right subject Michael Loeb to any liability.
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5.    Waiver

Except as set forth herein above, NewSub Services, Inc. waives presentment, demand for payment, notice of dishonor, and all other notices and demands in connection with the delivery, acceptance, performance, default, or endorsement of this note.

6.    Jurisdiction

Michael Loeb and NewSub Services, Inc. hereby agree to submit themselves to the jurisdiction of the State and Federal courts of the State of Connecticut, and each agrees to submit itself to service of process with respect to such courts in connection with any lawsuit arising under this note or the transactions contemplated or described hereunder.

7.    Costs of Collection

Should the indebtedness represented by this Note or any part thereof be placed in the hands of attorneys for collection after an Event of Default, as defined herein, NewSub Services, Inc. agrees to pay the principal, premium if any and interest due and payable hereon, and all costs of collecting this note, including reasonable attorneys fees and expenses.

8.    Applicable Law

This note shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to principles of conflicts of law.



/s/ Robert D. Bock
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By:  NewSub Services, Inc.



/s/ Kimberly Klein
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Witness